GANNETT CO., INC.

       1987 DEFERRED COMPENSATION PLAN

               Amendment No. 5


     The Gannett Co., Inc., 1987 Deferred
Compensation Plan (the "Plan") is hereby amended as follows, effective as of June 23, 1997:

      1. Subsection 2.9(d) is amended by deleting the current provision in its entirety and substituting in its place the following:

     (d) In the event of a Participant's death or disability before the Participant has received all of his or her Deferred
          Compensation Accounts, the value of the
          Accounts shall be paid to the
          Participant's designated beneficiary, in the case of death, or to the Participant, in the case of disability, at such time and in such form of payment as is set forth on the applicable designation form signed by the Participant, or as the Committee determines, in its sole discretion.

          Beneficiary designations shall be
          submitted on the form specified by the
          Company.   If a Participant so chooses, a
          separate beneficiary designation may be
          made for each Deferred Compensation
          Account. The filing of a new beneficiary designation shall automatically revoke any previous beneficiary designation. In the event a beneficiary designation has not been made, or the beneficiary was not properly designated (in the sole discretion of the Company), has died or cannot be found, all payments after death shall be paid to the Participant's estate. In case of disputes over the proper beneficiary, the Company reserves the right to make any or all payments to the Participant's estate.

      2. Article 2 is amended by adding to the end thereof the following new Section 2.11:

     2.11 Company Contributions

          The Company may, in its sole discretion, make direct cash contributions to the accounts or subaccounts on behalf of any eligible Participant. The amount and timing of such contributions shall be subject to the approval of the Executive
          Compensation Committee of the Board of
          Directors and that Committee may impose
          vesting or other requirements on such
          accounts.

           Except as otherwise provided in
          this Section, accounts so established
          shall be subject to the same terms,
          conditions, and elections as are
          applicable to other accounts under the
          Plan.  The Company shall initially
          specify the time and method of payment of amounts from such accounts and may change the time and method of payment at any time, no later than twelve months before payments are scheduled to begin. The
          Company may accelerate payments at any
          time. The Company's decisions as to the time and method of payment need not fall within the provisions of the Plan applicable to other deferred compensation accounts, but shall be subject to the approval of the Executive Compensation
          Committee.

     This Amendment was approved by the Executive
Compensation Committee of the Board of Directors of the Corporation on August 18, 1997.